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                                                                EXHIBIT 11.1


                         ZORAN CORPORATION
               COMPUTATION OF NET INCOME PER SHARE
              (in thousands, except per share data)
                           (unaudited)

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                                                                  Three Months Ended              Six Months Ended
                                                                       June 30,                       June 30,
                                                              -------------------------      -----------------------
                                                                  1997           1996           1997          1996
                                                              -------------------------      -----------------------
Weighted average common shares outstanding                       9,301          8,733          9,202          8,718
Dilutive effect of stock options and warrants
   based on the treasury stock method                            1,735          1,867          1,851          1,670
                                                              -------------------------      -----------------------

Weighted average common shares and
   equivalents                                                  11,036         10,600         11,053         10,388
                                                              -------------------------      -----------------------
                                                              -------------------------      -----------------------

Net income                                                     $ 1,016        $ 1,013        $ 1,693        $ 1,674
                                                              -------------------------      -----------------------
                                                              -------------------------      -----------------------

Net income per share                                           $  0.09        $  0.10        $  0.15        $  0.16
                                                              -------------------------      -----------------------
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